UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): April 1, 2005

                          ARC Wireless Solutions, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

                                      Utah
                                      ----
                 (State or Other Jurisdiction of Incorporation)

       000-18122                                           87-0454148
       ---------                                           ----------
(Commission File Number)                    (IRS Employer Identification Number)


                             10601 West 48th Avenue
                           Wheat Ridge, Colorado 80033
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           (Address of principal executive offices including zip code)

                                 (303) 421-4063
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              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
                 (Former address, if changed since last report)

Item 7.01 Regulation FD Disclosure


               ARC Wireless Fourth Quarter 2004 Financial Results

We have received a number of inquiries requesting more information concerning fourth quarter operating results. In order for us to respond to these inquiries, Regulation FD requires that we make this information publicly available at or prior to the time that we make it available to the persons asking the questions. For this reason, we are including the answers to the recent inquiries in this Form 8-K filing.

For the fourth quarter of 2004, net sales were $10,700,000 as compared with net sales of $8,600,000 for the same quarter in 2003. The 24% increase in revenues is attributable primarily to an increase in sales from the Company's wholly owned subsidiary Winncom Technologies. For the fourth quarter of 2004, the Company had accruals of $120,000 for sales bonuses and $58,000 for the employer stock matching contribution to the Company's 401(k) plan. These bonuses and stock matching contribution are based on audited year-end financial results and can not be determined until those numbers are available. Additionally, an accrual of $59,000 was booked for construction expenses for a new wireless project currently under development by Winncom Technologies in Kazakhstan. Including these accruals, the Company had a loss of $53,000 for the quarter ended December 31, 2004 as compared with a loss of $65,000 for the quarter ended December 31, 2003.

On March 30, 2005, we reported our revenues and earnings for 2004.




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ARC WIRELESS SOLUTIONS, INC.


Date: April 1, 2005                         By:  /s/  Randall P. Marx
                                                 ----------------------------
                                                      Randall P. Marx
                                                      Chief Executive Officer